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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) December 19, 2001

                                 Hologic, Inc.
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            (Exact Name Of Registrant As Specified In Its Charter)

                                   Delaware
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                (State or Other Jurisdiction of Incorporation)

            0-18281                                     04-2902449
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   (Commission File Number)                (I.R.S. Employer Identification No.)

            35 Crosby Drive                                        01730
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  (Address of Principal Executive Offices)                       (Zip Code)

                                (781) 999-7300
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             (Registrant's Telephone Number, Including Area Code)

                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.   OTHER EVENTS
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     As we previously announced, on December 14, 2001, we commenced a public offering of 3,000,000 shares of our Common Stock, at a price of $9.00 per share, including 390,000 shares to cover the underwriters' over-allotments. Needham & Company, Inc. and Stephens Inc. were the underwriters for the offering. The underwriters exercised their over-allotment option, and purchased all 3,000,000 shares. The closing of our sale of 2,610,000 shares took place on December 19, 2001, and the closing of our sale of the 390,000 shares to cover over-allotments took place on December 21, 2001. The offering completes the sale of all shares of stock covered by our shelf registration statement on Form S-3, initially filed with the Securities and Exchange Commission on November 16, 2001. We plan to use the net proceeds of the offering to fund the continued development of our DirectRay direct-to-digital mammography system, including conducting clinical trials and working toward regulatory approvals, as well as to fund research and development and for general corporate purposes and working capital.


                                   SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 3, 2002                Hologic, Inc.

                                       By: /s/ Glenn P. Muir
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                                       Glenn P. Muir, Chief Financial Officer